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                                                                    EXHIBIT 99.1

         RISK FACTORS/CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

         Management of JDN Realty Corporation may from time to time make certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When making statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions, we intend to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties.

         Among the factors that could cause actual consolidated results from operations to differ materially from those that the Company projects in forward-looking statements are the following:

SIGNIFICANT RELIANCE ON MAJOR TENANTS; RISK OF TENANT BANKRUPTCY

         Major Tenants. As of September 30, 1998, each of Wal-Mart and Lowe's leased more than 10% of the gross leaseable area that the Company owned directly. Wal-Mart and Lowe's also each accounted for more than 10% of the Company's total minimum rent. No other single tenant accounts for more than 10% of the Company's gross leaseable area or more than 10% total minimum rent in 1998.

         If the financial condition or corporate strategy of any of the Company's major tenants changes, these changes could have an adverse impact on the Company, such as reducing distributions. The following is a list of examples of changes that could have a material adverse effect on income and funds from operations and, consequently, could reduce distributions:

          - Wal-Mart or Lowe's could become unable to complete and lease existing development and redevelopment projects on schedule and within budget;

          - Wal-Mart or Lowe's could become unable to pay rent as it becomes due;

          -    Wal-Mart or Lowe's could fail to renew leases as they expire; and

          - Wal-Mart or Lowe's could discontinue providing or provide significantly fewer assignments of development projects to the Company, and the Company could be unable to replace the income from these assignments with economically advantageous assignments from other value-oriented retail anchor tenants.

         Other Tenants. The bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the properties affected and on the income that those properties produce.




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DEPENDENCE ON AND INFLUENCE OF EXECUTIVE OFFICERS AND DIRECTORS

         The Company depends on the efforts of its executive officers, and particularly J. Donald Nichols and Elizabeth L. Nichols. The loss of their services could have an adverse effect on the operations of the Company.

         J. Donald Nichols, Elizabeth L. Nichols and the other directors and executive officers of the Company have substantial influence on the affairs of the Company. For example, the directors may amend the investment and financing policies of the Company without a vote of the holders of the Common Stock.
Any such amendments could result in decisions that are detrimental to the value of the Company.

RISK OF DEBT FINANCING

         The Company is subject to a variety of risks associated with debt financing. Examples of these risks include the following:

          - the Company's cash provided by operating activities may be insufficient to meet required payments of principal and interest;

          - the Company may be unable to pay or refinance indebtedness on its properties;

          - if prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, then the Company's interest costs would increase, which may adversely affect the Company's costs and related returns on its development and redevelopment activities, cash provided by operating activities and the ability to make distributions or payments to holders of the Company's securities;

          - if the Company is unable to secure refinancing of indebtedness on acceptable terms, the Company may be forced to dispose of properties upon disadvantageous terms, which may result in losses to the Company and may adversely affect the Company's funds from operations; and

          - if a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the mortgagee may foreclose upon the property or otherwise compel the Company to transfer the property to the mortgagee, resulting in a loss of income and asset value to the Company.

         In addition, in June 1998 the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System issued a supervisory letter which addressed the subject of lending standards for business loans. The supervisory letter noted, among other things, a significant increase in bank lending to REITs and concluded that bank examiners should increase their understanding of REITs and related lending and credit risks associated with lending to REITs. Management is uncertain of the future effects of the supervisory letter on the Company. Any changes in bank lending practices as a result of the supervisory letter may affect the Company's ability to successfully negotiate new credit facilities.



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         Company policy currently prohibits the Company from incurring debt
(secured or unsecured) in excess of 60% of total market capitalization. The Board of Directors can change this limitation without approval of the holders of the Company's common stock. The Charter and Bylaws of the Company do not limit the amount of borrowings the Company can incur.

REAL ESTATE INVESTMENT RISKS

         General Risks. Real property investments are subject to varying degrees of risk. Among the factors that may affect real estate values and the income generated from real estate investments are the following:

          -    changes in the general economic climate;

          - local conditions (such as an oversupply of or a reduction in demand for shopping center space in an area);

          -    the quality and philosophy of management;

          -    competition from other available space;

          - the ability of the owner to provide adequate maintenance and insurance;

          -    variable operating costs (including real estate taxes);

          - costs associated with federal, state and local government laws and regulations (including, for example, environmental, zoning and other land use laws and regulations);

          - changes in business conditions and the general economy as they affect interest rate levels;

          -    the availability of financing; and

          - potential liability under and changes in environmental and other laws.

         Dependence on rental income from real property. Because rental income from real property represents substantially all of the Company's income and funds from operations, the inability of a significant number of the Company's tenants to meet their obligations to the Company, or the inability of the Company to lease on economically favorable terms a significant amount of space in its properties could adversely affect the Company.

         In the event of default by a tenant, the Company may experience delays in enforcing, and incur substantial costs to enforce, its rights as landlord. In addition, although circumstances may cause a reduction in income from the investment, there is generally no reduction in certain significant expenditures associated with ownership of real estate (such as mortgage payments, real estate taxes and maintenance costs).

         Operating Risks. The Company's shopping center properties are subject to all operating risks common to shopping center developments and are particularly subject to


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the risks of changing economic conditions that affect value-oriented retailers and the retail industry as a whole. Such risks include the following:

          - competition from other shopping center developments and developers;

          - excessive building of comparable properties or increases in unemployment in the areas in which the Company's properties are located (either of which might adversely affect occupancy or rental rates);

          - increases in operating costs due to inflation and other factors (which increases may not necessarily be offset by increased rents);

          -    inability or unwillingness of lessees to pay rent increases;

          - changes in general economic conditions or consumer preferences that affect the demand for value-oriented retailers or that result in the merger of or closings by such retailers;

          - the availability of debt and equity capital with favorable terms and conditions;

          - future enactment of laws regulating public places (including present and possible future laws relating to access by disabled persons); and

          - limitation by local rental markets of the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

         Any of the above may adversely affect the Company's ability to make distributions or payments to holders of its securities.

         Illiquidity of Real Estate. Equity real estate investments are relatively difficult to convert to cash and therefore may tend to limit the ability of the Company to react promptly in response to changes in economic or other conditions. Further, restrictions applicable to REITS may affect the Company's ability to sell properties without adversely affecting returns to holders of the Company's securities.

         Inability to Rent Unleased Space. Many factors, including certain covenants found in some leases with existing tenants that restrict the use of other space at a property, may affect the ability of the Company to rent unleased space. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that the Company will be able to re-lease space on economically advantageous terms. In addition, the Company may incur costs in making improvements or repairs to a property that are required by a new tenant.

         Effect of Uninsured Loss on Performance. The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications and insured limits that are customary for similar properties. Certain types of losses (such as from wars or earthquakes), however, are either uninsurable or insurable only at costs which are not economically justifiable. If an uninsured loss occurs, although the Company would continue to be obligated to repay any recourse mortgage indebtedness on the



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property, the Company may lose both its invested capital in, and anticipated profits from, the property.

         Competition. Numerous commercial developers, real estate companies and other owners of real estate (including those that operate in the region in which the Company's properties are located) compete with the Company in seeking land for development, properties for acquisition and tenants for properties.
Certain of these competitors may have greater capital and other resources than the Company.

         Potential Environmental Liability and Cost of Remediation. As an owner of real property, the Company may become liable for the costs of removal or remediation of certain hazardous or toxic substances at, under or disposed of in connection with such property. Also, the Company may become liable for certain other potential costs relating to hazardous or toxic substances (including government fines and injuries to persons and adjacent property). Various federal, state and local environmental laws may impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and may impose liability on the owner in connection with the activities of an operator of the property.

         The cost of any required remediation, removal, fines or personal or property damages and the owner's liability therefor could exceed the value of the property. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce the owner's revenues.

         Americans with Disabilities Act. The Company's properties and any additional developments or acquisitions must comply with Title III of the Americans with Disabilities Act. Compliance with the ADA's requirements may require removal of structural, architectural or communication barriers to handicapped access and utilization in certain public areas of the Company's properties. Noncompliance could result in injunctive relief, imposition of fines or an award of damages to private litigants. If the Company must make changes to bring any of the properties into compliance with the ADA, expenses associated with such changes could adversely affect the Company's ability to make expected distributions. The Company believes that its competitors face similar costs to comply with the requirements of the ADA.

RISKS INHERENT IN DEVELOPMENT AND ACQUISITION ACTIVITIES

         Developing or expanding existing shopping centers is an integral part of the Company's strategy for maintaining and enhancing the value of its shopping center portfolio. While the Company's policies with respect to its activities are intended to limit some of the risks otherwise associated with those activities (including not commencing construction on a project prior to obtaining a commitment from an anchor tenant), the Company nevertheless will incur certain risks, including risks related to delays in construction and lease-up, costs of materials, financing availability, volatility in interest rates, labor availability and the failure of properties to perform as expected.




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LIMITATIONS ON POTENTIAL CHANGES IN CONTROL

         Certain provisions of the Company's Charter and Bylaws and Maryland law may make a change in the control of the Company more difficult, even if a change of control were in the shareholders' interest. These provisions include the following:

          - the limitation on ownership of the Company's capital stock by any single holder (other than the Nichols, their immediate family and certain affiliates) to (a) 8% of either the number or the value of the outstanding shares of common stock and (b) 8% of either the number or the value of the outstanding shares of preferred stock;

          -    the staggered terms of the Company's Board of Directors;

          -    super-majority voting in certain situations;

          -    business combination provisions under Maryland law; and

          - the ability of the Company's Board of Directors to issue preferred stock without shareholder approval.

ADVERSE TAX CONSEQUENCES

         Tax Liabilities of Failure to Qualify as a REIT. The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes. We can provide no assurance, however, that the Company will continue to operate in a manner enabling it to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions which have only a limited number of judicial or administrative interpretations. Also, the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification.

         If in any taxable year the Company does not qualify as a REIT, it would be taxed as a corporation and, in computing its taxable income, the Company would not be able to deduct distributions to the holders of the Company's capital stock. In addition, unless entitled to relief under certain statutory provisions, the Company could not elect REIT status for the four taxable years following the year during which qualification was lost. This treatment would reduce the net earnings of the Company available for investment or distribution or payment to holders of its securities because of the additional tax liability to the Company for the year or years involved. In addition, the Company would no longer be required by the Code to make any distributions.

         Among the requirements to qualify as a REIT, the Company must distribute at least 95% of its taxable income to its shareholders each year. Possible timing differences between receipt of income and payment of expenses and the inclusion and deduction of such amounts in determining taxable income, could require the Company to reduce its dividends below the level



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necessary to maintain its qualification as a REIT, which would have material adverse tax consequences.

         Other REIT Taxes. Although qualified for REIT taxation, certain transactions or other events could lead to the Company being taxed at rates ranging from 4% to 100% on certain income or gains.

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         We may amend or supplement from time to time in other filings with the
Securities and Exchange Commission these risks, uncertainties and factors that could cause actual consolidated results from operations to differ materially from projections in forward-looking statements made by or on behalf of the Company.


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